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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                        April 22, 2004 (April 15, 2004)


                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)



          MARYLAND                    001-13417                 13-3950486
(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)           Identification No.)



379 THORNALL STREET, EDISON, NEW JERSEY                           08837
(Address of Principal Executive Offices)                        (ZIP Code)



        Registrant's telephone number, including area code (732) 548-0101



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.


(i) As previously reported in the Company's current report on Form 8-K on February 23, 2004, on February 18, 2004 the Company was advised by its independent auditors, Deloitte & Touche LLP ("D&T"), that D&T would not stand for reelection as the Company's independent auditors following the completion of its audit of the Company's December 31, 2003 financial statements. The client-auditor relationship between the Company and D&T ceased effective with the filing of D&T's audit report on the Company's 2003 financial statements on April 15, 2004.

(ii) The reports of D&T on the financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, D&T's opinion dated April 13, 2004 contained an explanatory paragraph relating to the restatement discussed in note 21 to the Company's 2003 financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. During the last two fiscal years and the subsequent interim period through April 15, 2004, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years, except as follows:

(a)(1) In the course of D&T's audit of the Company's financial statements for the year ended December 31, 2003, D&T advised the Company and the Audit Committee on March 25, 2004 that it believed that the accounting treatment relating to Amendment No. 1 to the Contribution Agreement, dated July 1, 2002 (the "Contribution Agreement"), between the Company and four of its executive officers, should be revised.

(2) At that time, D&T advised the Company that it believed that the distributions of shares of the Company's common stock to the executives and forgiveness of certain of the executives' indebtedness, both pursuant to the Contribution Agreement, should have been accounted for as compensation expense in the second quarter of 2003 and, accordingly, as a reduction of the Company's net earnings. D&T also advised the Company that it believed that notes receivable from executives related to this agreement should be treated as a reduction of Shareholders' Equity. The Company had previously accounted for this transaction as an adjustment to additional paid-in capital in its financial statements included in its quarterly reports for the second and third quarters of 2003 and had reported the notes receivable as assets in the Company's financial statements.

(3) The Company's discussions with D&T in the course of the Company's review of the accounting treatment were deemed by D&T to constitute a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K). The Company revised the accounting treatment for this transaction and accordingly the accounting matter was resolved to the satisfaction of D&T.

(4) The Company's Annual Report on Form 10-K for the year ended December 31, 2003 reflected the Company's revised accounting treatment. The Company intends to restate its financial statements contained in its quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 to reflect the change in accounting treatment with respect to these matters.

(b)(1) On April 13, 2004, D&T reported to the Company's Audit Committee that the design of the Company's financial infrastructure created an environment that could adversely affect the Company's ability to produce timely financial statements. D&T reported that the design does not include the appropriate preventative and detective controls to identify misstatements of accounting information as well as appropriate procedures for appropriately assessing and applying accounting principles. D&T reported that it considered such matters to be a material weakness, as defined by the standards established by the American Institute of Certified Public Accountants, involving the design of the Company's internal controls over financial reporting and their operation. D&T advised the Company's Audit Committee that it believes the matter constituted a reportable event (as that term is used in Item 304(a)(1)(v) of Regulation S-K). The Company had a difference of opinion with D&T as to whether the weakness reported by D&T constitutes a material weakness in the design of the Company's internal controls over financial reporting. The Company does not believe that the design of the Company's financial infrastructure lacks appropriate preventative and detective controls to identify misstatements of accounting information as well as appropriate procedures for appropriately assessing and applying accounting principles.

(2) The need for the restatements of its financial statements described above arose solely out of the change in accounting treatment with respect to the Contribution Agreement.

(3) The Company has taken steps that it believes will enhance and improve its internal controls and procedures, including the hiring of replacements in the positions of general counsel and controller and the addition of a new senior vice president of operations. The Company has also increased and upgraded the capabilities of its accounting system, in order to address the issues raised by D&T.

(iii) The Audit Committee of the Company's Board of Directors discussed with D&T the subject matter described in subparagraphs (ii)(a)(3) and (ii)(b)(1)above. The Company has authorized D&T to respond fully to the inquiries of Grant Thornton LLP, the Company's new independent auditors, concerning the subject matter of the foregoing disagreement and difference of opinion.

(iv) The Company has requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether D&T agrees with the statements made in response to this Item 304(a) and, if not, the respects in which it does not agree. A copy of the letter from D&T dated April 22, 2004, is filed as Exhibit 16.1 to this Form 8-K.



ITEM 7. EXHIBITS.


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        Exhibit      Description
        -------      -----------
          16.1        Letter from Deloitte & Touche LLP, dated April 22, 2004.




                         [Signature on following page.]














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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Hanover Capital Mortgage Holdings, Inc.



                                  /s/ J. Holly Loux
                                  ----------------------------------------
                                  Name: J. Holly Loux
                                  Title: Chief Financial Officer and
                                         Treasurer



Date: April 22, 2004





















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EXHIBIT INDEX
Exhibit  Description

16.1     Letter from Deloitte & Touche LLP, dated April 22, 2004